EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Comverge, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Mathieson, Chief Financial Officer of the Company, does hereby certify, pursuant to 18 U.S.C. §1350, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/David Mathieson
David Mathieson
Executive Vice President and Chief Financial Officer
May 10, 2012

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.